SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under § 240.14a-11(c) or § 240.14a-12

THE SOUTHERN COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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Notice of
Annual Meeting
2005
& Proxy Statement

Proxy Statement

Letter to Stockholders

David M. Ratcliffe
Chairman, President and
Chief Executive Officer

Dear Fellow Stockholder:

You are invited to attend the 2005 Annual Meeting of Stockholders at 10:00 a.m., ET, on Wednesday, May 25, 2005 at the JW Marriott Hotel Buckhead Atlanta, 3300 Lenox Road NE, Atlanta, Georgia.

At the meeting, I will report on our business and our plans for the future. Also, we will elect our Board of Directors and vote on the other matters set forth in the accompanying Notice.

Your vote is important. Please review the proxy material and return your proxy form as soon as possible.

We look forward to seeing you on May 25th.

David M. Ratcliffe

Notice of Annual Meeting of Stockholders – May 25, 2005

TIME and DATE

10:00 a.m., ET, on Wednesday, May 25, 2005

PLACE

JW Marriott Hotel Buckhead Atlanta
3300 Lenox Road NE
Atlanta, Georgia 30326

DIRECTIONS

The JW Marriott Hotel Buckhead Atlanta is adjacent to Lenox Square Shopping Mall. From GA 400, accessible from I-85 and I-285, take Exit 2 (Lenox Road) and turn east onto Lenox Road. After crossing over Peachtree Road, turn right at the second traffic light and follow signs to hotel and free parking. If using MARTA, take the Northeast Line – Doraville Train and exit the train at the Lenox Station. Follow signs to the hotel which is one block away.

ITEMS of BUSINESS

(1)	Elect 10 members of the Board of Directors;
(2)	Ratify appointment of independent auditors;
(3)	Consider and vote upon a stockholder proposal, if presented at the meeting, as described in Item No. 3 of the Proxy Statement; and
(4)	Transact other business properly coming before the meeting or any adjournments thereof.

RECORD DATE

Stockholders of record at the close of business on March 28, 2005 are entitled to attend and vote at the meeting.

ANNUAL REPORT to STOCKHOLDERS

The Southern Company Annual Report to stockholders for 2004 is enclosed but is not a part of this mailing.

VOTING

Even if you plan to attend the meeting in person, please provide your voting instructions in one of the following ways as soon as possible:
(1) Internet — use the Internet address on the proxy form
(2) Telephone — use the toll-free number on the proxy form
(3) Mail — mark, sign and date the proxy form and return it in the enclosed postage-paid envelope
By Order of the Board of Directors, Tommy Chisholm, Secretary, April 15, 2005

Proxy Statement

General Information

Q:	How do I give voting instructions?

A:	You may attend the meeting and give instructions in person or give instructions by the Internet, by telephone or by mail. Information for giving instructions is on the proxy form. The Proxies, named on the enclosed proxy form, will vote all properly executed proxies that are delivered pursuant to this solicitation and not subsequently revoked in accordance with the instructions given by you.

Q:	Can I change my vote?

A:	Yes, you may revoke your proxy by submitting a subsequent proxy or by written request received by the Company’s corporate secretary before the meeting.

Q:	Who can vote?

A:	All stockholders of record on the record date of March 28, 2005. On that date, there were 744,548,150 shares of Southern Company common stock outstanding and entitled to vote.

Q:	How much does each share count?

A:	Each share counts as one vote, except votes for directors may be cumulative. Abstentions that are marked on the proxy form are included for the purpose of determining a quorum, but shares that a broker fails to vote are not counted toward a quorum. Neither is counted for or against the matters being considered.

Q:	What does it mean if I get more than one proxy form?

A:	You will receive a proxy form for each account that you have. Please vote proxies for all accounts to ensure that all your shares are voted. If you wish to consolidate multiple registered accounts, please contact Stockholder Services at (800) 554-7626.

Q:	Can the Company’s Proxy Statement and Annual Report be accessed from the Internet?

A:	Yes. You can access the Company’s website at www.southerncompany.com to view these documents.

Q:	Does the Company offer electronic delivery of proxy materials?

A:	Yes. Most stockholders can elect to receive an e-mail that will provide electronic links to the Annual Report and Proxy Statement. Opting to receive your proxy materials on-line will save us the cost of producing and mailing documents and also will give you an electronic link to the proxy voting site.

You may sign up for electronic delivery when you vote your proxy via the Internet or:

■ Go to our investor web site at http://investor.southerncompany.com/;

■ Click on the word enroll for Electronic Delivery of Proxy Materials; and

■ Follow the directions provided to complete your enrollment.

Once you enroll for electronic delivery, you will receive proxy materials electronically as long as your account remains active or until you cancel your enrollment. If you consent to electronic access, you will be responsible for your usual Internet-related charges (e.g. on-line fees, telephone charges) in connection with electronic viewing and printing of proxy materials and annual reports. The Company will continue to distribute printed materials to stockholders who do not consent to access these materials electronically.

Q:	What is “householding”?

A:	Certain beneficial owners of the Company’s common stock, sharing a single address, may receive only one copy of the Proxy Statement and Annual Report unless the broker, bank or nominee has received contrary instructions from any beneficial owner at that address. This practice — known as householding — is designed to reduce printing and mailing costs. If a beneficial owner does not wish to participate in householding, he or she may contact Stockholder Services at (800) 554-7626 or at 270 Peachtree Street, Atlanta, Georgia 30303 and ask to receive a Proxy Statement or Annual Report. As noted earlier, beneficial owners may view the Proxy Statement and Annual Report on the Internet.

Q:	When are stockholder proposals due for the 2006 Annual Meeting of Stockholders?

A:	The deadline for the receipt of stockholder proposals to be considered for inclusion in the Company’s proxy materials for the 2006 Annual Meeting of Stockholders is December 16, 2005. Proposals must be submitted in writing to Tommy Chisholm, Corporate Secretary, Bin 912, Southern Company, 270 Peachtree Street, Atlanta, Georgia 30303. Additionally, the proxy solicited by the Board of Directors for next year’s meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting that is not included in the Company’s proxy materials unless the Company is provided written notice of such proposal no later than March 1, 2006.

Q:	Who pays the expense of soliciting proxies?

A:	The Company pays the cost of soliciting proxies. The officers or other employees of the Company or its subsidiaries may solicit proxies to have a larger representation at the meeting. The Company has retained Georgeson Shareholder to assist with the solicitation of proxies for a fee not to exceed $10,000, plus reimbursement of out-of-pocket expenses.
The Company’s 2004 Annual Report to the Securities and Exchange Commission on Form 10-K will be provided without charge upon written request to Tommy Chisholm, Corporate Secretary, Bin 912, Southern Company, 270 Peachtree Street, Atlanta, Georgia 30303.

Corporate Governance

COMPANY ORGANIZATION
Southern Company is a holding company managed by a core group of officers and governed by a Board of Directors that is currently comprised of 10 members. The nominees for election as directors consist of nine non-employees and one executive officer of the Company.
DIRECTOR INDEPENDENCE
No Director will be deemed to be independent unless the Board of Directors affirmatively determines that the Director has no material relationship with the Company, directly, or as an officer, shareowner or partner of an organization that has a relationship with the Company. The Board of Directors has adopted categorical guidelines which provide that a Director will not be deemed to be independent if within the preceding three years the Director:

■	Was employed by the Company or whose immediate family member was an executive officer of the Company.

■	Received or whose immediate family member received direct compensation from the Company or its affiliates, other than director and committee fees. (Compensation received by an immediate family member for services as a non-executive employee of the Company need not be considered.)

■	Was affiliated with or employed by or whose immediate family member was affiliated or employed in a professional capacity by a present or former external auditor of the Company.

■	Was employed or whose immediate family member was employed as an executive officer of a company where any member of the Company’s present executives serve on that company’s compensation committee.

■	Was an executive officer or an employee or whose immediate family member was an executive officer of a company that makes payments to or receives payments from the Company for property or services in an amount which in any single fiscal year exceeds the greater of $1,000,000 or two percent of that company’s consolidated gross revenues.
Additionally, a Director will be deemed not to be independent if the Director or the Director’s spouse serves as an executive officer of a charitable organization to which the Company made discretionary contributions exceeding the greater of $1,000,000 or two percent of the organizations’ total annual charitable receipts.
In making the independence determination, the Board reviews and considers all commercial, consulting, legal, accounting, charitable or other business relationships that a Director or the Director’s immediate family members have with the Company. As a result of its annual review of Director independence, the Board affirmatively determined that none of the following Directors has a material relationship with the Company and, as a result, such directors are determined to be independent: Daniel P. Amos, Dorrit J. Bern, Francis S. Blake, Thomas F. Chapman, Bruce S. Gordon, Donald M. James, Zack T. Pate, J. Neal Purcell and Gerald J. St. Pé. The remaining Director, David M. Ratcliffe, is Chairman of the Board, President and Chief Executive Officer of the Company.
Mr. James has notified the Company that he intends to resign from one outside board of which he is a member by the first annual stockholders meeting of such boards in 2006 bringing his number of outside board memberships to two.
The Corporate Governance Guidelines are available on the Company’s website at www.southerncompany.com under Investor Relations.
COMMUNICATING WITH THE BOARD
Stockholders may send communications to the Company’s Board or to specified Directors by regular mail or electronic mail. Regular mail should be sent to the attention of Tommy Chisholm, Corporate Secretary, Southern Company, Bin 912, 270 Peachtree Street, Atlanta, Georgia 30303. The electronic mail address is CORPGOV@southernco.com. The electronic mail address also can be accessed from the Corporate Governance web page located under Investor Relations on the Southern Company website at www.southerncompany.com, under the link entitled “Governance Inquiries.” With the exception of commercial solicitations, all stockholder communications directed to the Board or to specified Directors will be relayed to them.
DIRECTOR COMPENSATION
Only non-employee Directors are compensated for Board service. The pay components are:

Annual retainers:

■	$40,000 if first elected as a Director before 1997, of which $10,000 is deferred in shares of Company common stock until Board membership ends

■	$49,000 if first elected as a Director in 1997 or later, of which $19,000 is deferred in shares of Company common stock until Board membership ends

■	$10,000 if serving as chair of a standing Board committee with the exception that the chair of the Audit Committee receives $25,000

Equity grants:

■	1,000 additional shares of Company common stock in quarterly grants of 250 shares are deferred until Board membership ends

Meeting fees:

■	$2,500 for participation in a meeting of the Board

■	$2,000 for participation in a meeting of a Committee of the Board other than a meeting of the Audit Committee

■	$4,000 for attendance in person at a meeting of the Audit Committee

■	$2,000 for participation by telephone in a meeting of the Audit Committee

■	$2,000 for each day of a visit to a plant or office of the Company and for any other business meeting at which the Director participates as a representative of the Company
Directors may elect to defer up to 100 percent of their compensation until membership on the Board ends.
There is no pension plan for non-employee Directors.
MEETINGS OF NON-EMPLOYEE DIRECTORS
Non-employee Directors meet in executive session with no member of management present following each regularly scheduled Board meeting. There is a presiding Director at each of these executive sessions. Mr. Gerald J. St. Pé, chair of the Compensation and Management Succession Committee, served as presiding Director during the past year and will continue to serve until the Annual Meeting of Stockholders on May 25, 2005. Dr. Zack T. Pate, chair of the Nuclear Oversight Committee, has been named by non-employee Directors as the presiding Director to serve between the annual meetings of 2005 and 2006 or until a successor is named by the non-employee Directors. The presiding Director is selected from the chairs of the Board’s five standing committees. See “Communicating with the Board” on page 3 for information regarding communications with the Board or its members.
COMMITTEES OF THE BOARD

Committee Charters
Charters for each of the five standing committees, the Company’s Corporate Governance Guidelines and Code of Ethics can be found at the Company’s website  — www.southerncompany.com. The Code of Ethics also is available in print to any stockholder who requests a copy from Tommy Chisholm, Corporate Secretary, Bin 912, Southern Company,

270 Peachtree Street, Atlanta, Georgia, 30303. The Audit Committee Charter is also shown in Appendix A of this Proxy Statement.

Audit Committee:

■	Members are Mr. Purcell, Chair, Mr. Blake, Mr. James and Dr. Pate

■	Met 14 times in 2004

■	Oversees the Company’s financial reporting and audit processes, internal controls and legal, regulatory and ethical compliance; appoints the Company’s independent auditors, approves their services and fees and reviews the scope and timing of their audits; reviews and discusses the Company’s financial statements with management and the independent auditors, including critical accounting policies and practices, material alternative financial treatments within generally accepted accounting principles, proposed adjustments, control recommendations, significant management judgments and accounting estimates, new accounting policies and changes in accounting principles, any disagreements with management and other material written communications between the auditors and management; and recommends the filing of the Company’s annual financial statements with the Securities and Exchange Commission (the “SEC”)
The Board has determined that the four members of the Audit Committee are independent as defined by the New York Stock Exchange corporate governance rules within its listing standards and rules of the SEC promulgated pursuant to the Sarbanes-Oxley Act of 2002. The Board has determined that Mr. Purcell qualifies as an “audit committee financial expert” as defined by the SEC. The Audit Committee Charter (see Appendix A) complies with the New York Stock Exchange corporate governance rules.

Compensation and Management Succession Committee:

■	Members are Mr. St. Pé, Chair, Mr. Amos and Mr. Chapman

■	Met six times in 2004

■	Evaluates performance of executive officers and establishes their compensation, administers executive compensation plans and reviews management succession plans

Finance Committee:

■	Members are Ms. Bern, Chair, Mr. Amos and Mr. Gordon

■	Met six times in 2004

■	Reviews the Company’s financial matters, recommends actions such as dividend philosophy to the Board and approves certain capital expenditures

Governance Committee:

■	Members are Mr. Gordon, Chair, Ms. Bern, Mr. Chapman and Mr. St. Pé

■	Met five times in 2004

■	Oversees the composition of the Board and its committees, determines non-employee Directors’ compensation, maintains the Company’s Corporate Governance Guidelines and coordinates the performance evaluations of the Board and its committees.
GOVERNANCE COMMITTEE — NOMINEES FOR ELECTION TO THE BOARD
The Governance Committee, comprised entirely of independent Directors, is responsible for identifying, evaluating and recommending nominees for election to the Board of Directors. The Committee solicits recommendations for candidates for consideration from its current Directors and is authorized to engage third party advisers to assist in the identification and evaluation of candidates for consideration. Any stockholder may make recommendations to the Governance Committee by sending a written statement setting forth the candidate’s qualifications, relevant biographical information and signed consent to serve. These materials should be submitted in writing to the Company’s corporate secretary and received by that office by December 16, 2005 for consideration by this Committee as a nominee for election at the Annual Meeting of Stockholders to be held in 2006. Any stockholder recommendation is reviewed in the same manner as candidates identified by the Committee.
The Governance Committee only considers candidates with the highest degree of integrity and ethical standards. The Committee evaluates a candidate’s independence from management, ability to provide sound and informed judgment, history of achievement reflecting superior standards, willingness to commit sufficient time, financial literacy and number of other board memberships. The Board as a whole should be diverse and have collective knowledge and experience in accounting, finance, leadership, business operations, risk management, corporate governance and the Company’s industry. The Committee recommends candidates to the Board of Directors for consideration as nominees. Final selection of the nominees is within the sole discretion of the Board of Directors.
All the nominees recommended by the Governance Committee for election to the Board at the 2005 Annual Meeting of Stockholders are currently directors.

Nuclear Oversight Committee:

■	Membership is Dr. Pate, Chair

■	Reviews and oversees the nuclear generating policies and facilities of the Company’s subsidiaries
DIRECTOR ATTENDANCE
The Board of Directors met 11 times in 2004. The average attendance for directors at all Board and committee meetings was 95 percent. No nominee attended less than 75 percent of applicable meetings.
Directors are expected to attend the Annual Meeting of Stockholders. Nine of the 10 members of the Board of Directors attended the 2004 Annual Meeting of Stockholders.

Stock Ownership Tables

STOCK OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
The following table shows the number of shares of the Company’s common stock owned by directors, nominees and executive officers as of December 31, 2004. The shares owned by all directors, nominees, and executive officers as a group constitute less than one percent of the total number of shares of the class.

			Shares Beneficially Owned Include:

			Shares
			Individuals
		Shares	Have Rights to
Directors, Nominees and Executive		Beneficially	Acquire within	Shares Held by
Officers	Title of Security	Owned(1)	60 days(2)	Family Members(3)

Daniel P. Amos	Southern Common Stock	21,060

Dorrit J. Bern	Southern Common Stock	24,346

Francis S. Blake	Southern Common Stock	2,978

Thomas F. Chapman	Southern Common Stock	11,347

Thomas A. Fanning	Southern Common Stock	141,938	139,781

H. Allen Franklin	Southern Common Stock	1,944,881	1,901,082

Michael D. Garrett	Southern Common Stock	89,987	88,885

Bruce S. Gordon	Southern Common Stock	25,104

G. Edison Holland, Jr.	Southern Common Stock	146,343	141,555

Donald M. James	Southern Common Stock	23,907

Charles D. McCrary	Southern Common Stock	247,658	243,753

Zack T. Pate	Southern Common Stock	30,982

J. Neal Purcell	Southern Common Stock	10,616		224

D. M. Ratcliffe	Southern Common Stock	345,680	331,490

Gerald J. St. Pé	Southern Common Stock	77,857		4,948

Directors, Nominees, and Executive Officers as a Group (19 people)	Southern Common Stock	3,652,135	3,312,717	5,172

(1)	“Beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or investment power with respect to a security, or any combination thereof.

(2)	Indicates shares of the Company’s common stock that certain executive officers have the right to acquire within 60 days. Shares indicated are included in the Shares Beneficially Owned column.

(3)	Each director disclaims any interest in shares held by family members. Shares indicated are included in the Shares Beneficially Owned column.
STOCK OWNERSHIP OF CERTAIN OTHER BENEFICIAL OWNERS
According to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005, the following reported beneficial ownership of more than five percent of the outstanding shares of the Company’s common stock as of December 31, 2004:

	Shares	Percentage
	Beneficially	of Class
Name and Address	Owned	Owned

Capital Research and Management Company	42,951,500	5.8
333 South Hope Street
Los Angeles, CA 90071

Capital Research and Management Company held all of these shares as an investment adviser and had sole investment power over all of these shares and no voting power over any of these shares and disclaims beneficial ownership of the shares. This information is based solely on the Schedule 13G filed by Capital Research and Management Company.

Matters to be Voted Upon

ITEM NO. 1 — ELECTION OF DIRECTORS
Nominees for Election as Directors
The Proxies named on the proxy form will vote, unless otherwise instructed, each properly executed proxy form for the election of the following nominees as Directors. If any named nominee becomes unavailable for election, the Board may substitute another nominee. In that event, the proxy would be voted for the substitute nominee unless instructed otherwise on the proxy form. Each nominee, if elected, will serve until the 2006 Annual Meeting of Stockholders.

Daniel P. Amos Age: Director since: Board committees: Principal occupation: Other directorships:	53 2000 Compensation and Management Succession, Finance Chairman of the board and chief executive officer of AFLAC Incorporated, insurance holding company AFLAC Incorporated and Synovus

Dorrit J. Bern Age: Director since: Board committees: Principal occupation: Other directorships:	54 1999 Finance (chair), Governance Chairman of the board, president and chief executive officer of Charming Shoppes, Inc., retail apparel stores Charming Shoppes, Inc. and Brunswick Corporation

Francis S. Blake Age Director since: Board committees: Principal occupation: Recent business experience: Other directorships:

55

2004

Audit

Executive vice president of The Home Depot, home improvement

Mr. Blake served as vice president, business development from 1998 to July 2000 of GE Power Systems, as senior vice president, corporate business development from July 2000 to May 2001 of General Electric Company and as U.S. Deputy Secretary of Energy from May 2001 to April 2002, when he assumed his current position.

None

Thomas F. Chapman Age: Director since: Board committees: Principal occupation: Other directorships:	61 1999 Compensation and Management Succession, Governance Chairman of the board and chief executive officer of Equifax, Inc., information services and transaction processing Equifax, Inc.

Bruce S. Gordon Age: Director since: Board committees: Principal occupation: Recent business experience: Other directorships:

59

1994

Finance, Governance (chair)

Retired president of retail markets group of Verizon Communications, Inc., telecommunications

Mr. Gordon served as group president of enterprise business group of Verizon from December 1998 to July 2000, and as president of retail markets group of Verizon from July 2000 until his retirement in January 2004.

Tyco International Ltd.

Donald M. James Age: Director since: Board committees: Principal occupation: Other directorships:	56 1999 Audit Chairman of the board and chief executive officer of Vulcan Materials Company, construction materials Vulcan Materials Company, Protective Life Corporation and Wachovia Corporation

Zack T. Pate Age: Director since: Board committees: Principal occupation: Recent business experience: Other directorships:

68

1998

Audit, Nuclear Oversight (chair)

Chairman emeritus of the World Association of Nuclear Operators and chairman emeritus of the Institute of Nuclear Power Operations (INPO), an independent, nonprofit organization promoting safety, reliability and excellence in the operation of nuclear electric generating plants

Dr. Pate retired as chairman of the World Association of Nuclear Operators in 2002.

None

J. Neal Purcell Age: Director since: Board committees: Principal occupation: Recent business experience: Other directorships:

63

2003

Audit (chair)

Retired vice-chairman, audit operations, of KPMG, public accounting

Mr. Purcell served as KPMG’s Southeast Area Managing Partner from July 1993 to October 1998 and as vice-chairman in charge of National Audit Practice Operations from October 1998 until his retirement on January 31, 2002.

Dollar General Corporation, Kaiser Permanente, Inc., and Synovus

David M. Ratcliffe Age: Director since: Principal occupation: Recent business experience: Other directorships:

56

2003

Chairman of the board, president and chief executive officer of the Company

Mr. Ratcliffe served as president and chief executive officer of Georgia Power Company from May 1999 until January 2004 and as chairman and chief executive officer of Georgia Power Company from January 2004 until April 2004. He served as executive vice president of the Company from May 1999 until April 2004, and as president of the Company from April 2004 until July 2004, when he assumed his current position.

CSX Corporation and Southern system companies — Alabama Power Company, Georgia Power Company and Southern Power Company

Gerald J. St. Pé Age: Director since: Board committees: Principal occupation: Recent business experience: Other directorships:

65

1995

Compensation and Management Succession (chair), Governance

Former president of Ingalls Shipbuilding and retired executive vice president of Litton Industries

Mr. St. Pé served as chief operating officer of Northrop-Grumman Ship Systems from August 1999 to November 2001.

None

Each nominee has served in his or her present position for at least the past five years, unless otherwise noted.
The affirmative vote of a plurality of shares present and entitled to vote is required for the election of directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN ITEM NO. 1.
ITEM NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the Company’s independent auditors for 2005. This appointment is being submitted to stockholders for ratification. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement if they desire to do so.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM NO. 2.

ITEM NO. 3 — STOCKHOLDER PROPOSAL ON POLITICAL CONTRIBUTIONS REPORT
The Company has been advised that Green Century Capital Management, Inc., 29 Temple Place, Suite 200, Boston, Massachusetts 02111, holder of 120 shares of common stock; New York City Employees Retirement System, City of New York Office of the Comptroller, 1 Centre Street, New York, New York 10007, holder of 920,950 shares of common stock; and Trillium Asset Management Corporation, 711 Atlantic Avenue, Boston, Massachusetts 02111, holder of 1,012 shares of common stock, propose to submit the following resolution at the 2005 Annual Meeting of Stockholders.
“RESOLVED: The shareholders of Southern Company (“Company”) hereby request that the Company provide a report updated semi-annually disclosing:

1.	Policies and procedures for political contributions (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary contributions to political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 27 of the Internal Revenue Code including the following:

■	An accounting of the Company’s funds contributed to any of the persons described above;

■	The business rationale for each of the Company’s political contributions; and

■	Identification of the person or persons in the Company who participated in making the decisions to contribute.
“This report shall be posted on the company’s website to reduce costs to shareholders.
SUPPORTING STATEMENT
“As long-term shareholders of Southern Company, we support policies that apply transparency and accountability to corporate political giving. In our view, such disclosure is consistent with public policy in regard to public company disclosure.
“Company executives exercise wide discretion over the use of corporate resources for political purposes. They make decisions without a stated business rationale for such donations. According to the Center for Responsive Politics (http://www.opensecrets.org/softmoney/index.asp), in 2001-02, the last fully reported election cycle, Southern Company contributed at least $963,957 in “soft dollar” donations.
“Relying only on the limited data available from Federal Election Commission and the Internal Revenue Service, the Center for Responsive Politics, a leading campaign finance watchdog organization, provides an incomplete picture of the Company’s political donations. Complete disclosure by the company is necessary for the Company’s Board and its shareholders to be able to fully evaluate the political use of corporate assets.
“Although the Bipartisan Campaign Reform Act enacted in 2002 prohibits corporate contributions to political parties at the federal level, it allows companies to contribute to independent political committees, also known as 527s.
“Absent a system of accountability, corporate executives will be free to use the Company’s assets for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders. There is currently no single source of information that provides the information sought by this resolution. That is why we urge your support for this critical governance reform.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM NO. 3 FOR THE FOLLOWING REASONS:
The proponents state that corporations are allowed to contribute to independent political committees. While this statement may be correct for many corporations, it is not true for Southern Company. Because the Company is a public utility holding company, the Company is subject to federal and state law restrictions on political contributions which are far more extensive than the restrictions which apply to most other types of corporations. Under current federal and state laws, notable among which is the Public Utility Holding Company Act of 1935, the Company and its subsidiaries are prohibited from making contributions or expenditures, directly or indirectly, to any organization in connection with candidates’ campaigns for federal, state or local public offices or in support of political party organizations. Prior to the enactment of the Bipartisan Campaign Reform Act of 2002 (“BCRA”), the Company and its subsidiaries were permitted to make donations to political party building funds and the Company and certain of its subsidiaries did so. Under BCRA, this exception to general prohibitions against political contributions was eliminated and the Company and its subsidiaries have ceased to make such contributions.
The Company is committed to full compliance with these legal restrictions, and the ethics and compliance policies of the Company and its subsidiaries prohibit any use of corporate resources to make political contributions. The Board of Directors monitors the control mechanisms which have been put in place to assure compliance with the applicable laws and regulations as well as the Company’s policies regarding political contributions. Because the Company cannot, and does not, make political contributions, the reporting on the Company’s website being requested by the proponents would be unnecessary and inappropriate.
As requested by the proponents, a summary of the Company’s policies prohibiting political contributions has been prepared and is being made available on the Company’s website at www.southerncompany.com. A printed copy of the summary also will be sent to any stockholder, free of charge, upon request of Tommy Chisholm, Corporate Secretary, Bin 912, Southern Company, 270 Peachtree Street, Atlanta, Georgia 30303.
The vote needed to pass the proposed stockholders’ resolution is a majority of the shares represented at the meeting and entitled to vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM NO. 3.

Audit Committee Report

The Audit Committee (the “Committee”) oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal controls over financial reporting, including disclosure controls and procedures, and for preparing the Company’s consolidated financial statements. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements of the Company and its subsidiaries and management’s report on the Company’s internal control over financial reporting in the Annual Report to stockholders with management. The Committee also reviews the Company’s quarterly and annual reporting on Forms 10-Q and 10-K prior to filing with the Securities and Exchange Commission (“SEC”). The Committee’s review process included discussions of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and estimates and the clarity of disclosures in the financial statements.
The independent auditors are responsible for expressing opinions on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States and on the conformity of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting with the criteria established in “Internal Control — Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”) and SEC and the New York Stock Exchange corporate governance rules. In addition, the Committee has discussed with the independent auditors their independence from management and the Company including the matters in the written disclosures made under Rule 3600T of the PCAOB, which, on an interim basis, has adopted Independence Standards Board No. 1, “Independence Discussions with Audit Committees.” The Committee also has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining their independence.
The Committee discussed the overall scopes and plans with the Company’s internal and independent auditors for their respective audits. The Committee meets with the internal and independent auditors with and without management present, to discuss the results of their audits, evaluations by management and the independent auditors of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. The Committee also meets privately with the Company’s compliance officer. The Committee held 14 meetings during 2004.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and filed with the SEC. The Committee also reappointed Deloitte & Touche LLP as the Company’s independent auditors for 2005. At the annual meeting of the Company’s stockholders, the stockholders will be asked to ratify the Committee’s selection of the independent auditors.
Members of the Committee:

J. Neal Purcell, Chair
Francis S. Blake
Donald M. James
Zack T. Pate

PRINCIPAL ACCOUNTING FIRM FEES
The following represents the fees billed to the Company for the last two fiscal years by Deloitte & Touche LLP (“Deloitte & Touche”) — the Company’s principal public accountant:

	2004	2003

	(In thousands)
Audit Fees(a)	$12,733	$6,343
Audit-Related Fees(b)	302	3,901
Tax(c)	292	286
All Other	0	0

Total	$13,327	$10,530

(a)	Includes services performed in connection with financing transactions

(b)	Includes benefit plan and other non-statutory audit services and accounting consultations in both 2004 and 2003, as well as internal control review services in 2003

(c)	Includes review services in connection with the consolidated federal tax return, tax compliance services in connection with the benefit plans and licensing and training costs
The Audit Committee has adopted a Policy on Engagement of the Independent Auditor for Audit and Non-Audit Services (see Appendix B) that includes requirements for the Audit Committee to pre-approve services provided by Deloitte & Touche. This policy was initially adopted in July 2002 and since that time, all services included in the chart above have been pre-approved by the Audit Committee.

Compensation and Management Succession
Committee Report

The Compensation and Management Succession Committee of the Board is responsible for the oversight and administration of the Company’s executive compensation program. The Committee also administers the Company’s stock option program and reviews all system-wide compensation and benefit programs. The Committee is composed entirely of independent directors and operates pursuant to a written charter.
TOTAL EXECUTIVE COMPENSATION

Executive Compensation Philosophy
The Company’s executive compensation program is based on a philosophy that total executive compensation must be competitive and must be tied to the Company’s short- and long-term performance. With the objective of maximizing stockholder value over time, our program aligns the interests of our executives and stockholders.
Determination of Total Executive Compensation
We retain an independent executive compensation consultant who provides information on total executive compensation paid at other large companies in the electric and gas utility industries. We review size-adjusted compensation data from electric and gas utilities having above $2 billion in annual revenues from several sources, and general industry data if utility data is unavailable. Most of the utility companies used are included in the 20 companies that comprise the S&P Electric Utility Index — the peer group used in the five-year performance graph. Based on the market data, total executive compensation targets are set at an appropriate size-adjusted level. This means that for target-level performance, our program is designed to pay executives an amount that is at or near the median of the market. Total executive compensation is paid through an appropriate mix of both fixed and performance-based (incentive) compensation. Because our program focuses on incentive compensation, actual total compensation paid can be above or below the targets based on actual corporate performance.
Components of Total Executive Compensation
The primary components of our executive compensation program are:

■	Base pay (salary);

■	Short-term incentives (annual performance bonuses); and

■	Long-term incentives (stock options and performance-based dividend equivalents).
The Company also provides certain perquisites to its executive officers that we review periodically to determine if they are reasonable and appropriate. The primary perquisites provided by the Company are financial planning services, club memberships (for business use) and home security.
BASE PAY
A range for base pay was determined for each executive officer, including Messrs. Franklin and Ratcliffe, by comparing the base pay at the appropriate peer group of companies described previously. The 2004 base pay level did not exceed the median by more than 10 percent for any of the named executive officers.
ANNUAL PERFORMANCE BONUSES
Annual bonuses are paid through the Omnibus Incentive Compensation Plan. All executive officers participated in this plan in 2004.

Performance Goals
Annual performance bonuses are based on the attainment of corporate performance goals and attainment of the respective business unit’s adjusting goals. All performance goals were set in the first quarter of the year.
For 2004, the corporate performance goals included specific targets for:

■	Company earnings — earnings per share (“EPS”) and

■	Subsidiary companies’ net income or return on equity
We believe that accomplishing the corporate goals is essential for the Company’s continued success and sustained financial performance. A target performance level is set for each corporate performance goal. Performance above or below the targets results in proportionately higher or lower bonus payments. The bonus amount is then adjusted, up or down, based on the degree of achievement of the respective business unit’s adjusting goals related to such measures as capital expenditures, cash flow, customer service, plant availability, system reliability and diversity.
A target percentage of base pay is established for each executive officer based on his or her position level for target-level performance. Annual performance bonuses may range from zero percent of the target to 220 percent based on actual corporate and business unit performance with an additional 10 percent of base salary possible for exceptional individual performance.
No bonuses are paid if performance is below a threshold level or if a minimum earnings level is not reached. Also, no bonuses are paid if the Company’s current earnings are not sufficient to fund the Company’s common stock dividend at the same level as the prior year. We also capped the maximum amount for the annual performance bonus for each executive officer at 0.6 percent of the Company’s net income.
Annual Bonus Payments
The target percentage of base pay for the executive officers, except the Chief Executive Officer (“CEO”), ranged from 50 to 75 percent. Corporate and business unit performance met or exceeded the target levels in all areas in 2004, resulting in bonuses that exceeded the target levels.
LONG-TERM INCENTIVES
A significant portion of our total compensation program is in the form of long-term incentives including Company stock options and performance dividend equivalents.
Stock Options
The executive officers are granted options with 10-year terms to purchase the Company’s common stock at the market price on the date of the grant under the terms of the Omnibus Incentive Compensation Plan. The stock option value was approximately 20 percent of total target compensation for executive officers, other than for Messrs. Franklin and Ratcliffe. The size of prior grants was not considered in determining the size of the grants made in 2004. These options vest over a three-year period. The options fully vest upon retirement and expire at the earlier of five years from the date of retirement or the end of the 10-year term. Therefore, Mr. Franklin’s options became fully vested on July 1, 2004, his retirement date.
Performance Dividends
All optionholders, including executive officers, can receive performance-based dividend equivalents on post-1996 stock options held at the end of the year. Dividend equivalents can range from 25 percent of the Company’s common stock dividend paid during the year if total stockholder return over a four-year period, compared to a group of other utility companies, is at the 30th percentile to 100 percent of the dividend paid if it reaches the 90th percentile. No dividend equivalents are paid if total stockholder return over the period is below the 30th percentile or if the Company’s earnings are not sufficient to fund the current common stock dividend. For eligible stock options held on December 31, 2004, all participants, including the named executives, received a payout of $1.22 per option, reflecting four-year total stockholder return that was one of the highest in the peer group.

CHIEF EXECUTIVE OFFICER COMPENSATION
The committee meets without the presence of the CEO or other Company personnel to evaluate the CEO’s performance as compared with previously established financial and nonfinancial goals. The committee also meets privately with its consultant who provides independent recommendations for total target compensation for the CEO. It reviews comprehensive market data developed by its independent consultant each year.
During 2004, the Committee reviewed the CEO’s pay package with the entire Board, including total target compensation, cumulative accrued interest on deferred compensation, lump sum value of pension benefits, possible cost of change-in-control benefits and all perquisites.
Mr. Franklin served as CEO until his retirement on July 1, 2004. Mr. Ratcliffe served as CEO of Georgia Power Company and Executive Vice President of the Company from January 1, 2004 until April 1, 2004 when he was elected President of the Company. Upon Mr. Franklin’s retirement, Mr. Ratcliffe became CEO of the Company. Messrs. Franklin and Ratcliffe each had a total target compensation that was determined in the same manner as that of the other executive officers of the Company and consists of the same components: Base Pay, Short-Term Incentive and Long-Term Incentives consisting of stock options and performance-based dividend equivalents as described above.
Total Compensation Target
Using the market data described above, the Committee established a 2004 total compensation target for Mr. Franklin for target-level performance of approximately $5.8 million, which was 10 percent below the median of the market. For Mr. Ratcliffe, his annualized total target compensation as Company CEO was set at approximately $5.7 million. (However, his actual total target compensation established for 2004 was lower because he did not serve as CEO for the entire year.)
Base Pay
The base pay levels for Messrs. Franklin and Ratcliffe were $1,000,000 and $925,000, per year, respectively, which were below the size-adjusted market median. (Because base pay changes generally are effective March 1, the salary paid in 2004, as shown in the Summary Compensation Table on page 23, is lower. For Mr. Ratcliffe, the base pay was effective July 1, 2004, the date he became CEO.)
Annual Bonus Payment
Mr. Franklin’s target annual performance bonus under the Plan, to be paid for target-level performance, was 100 percent of his base pay. His actual bonus for 2004 performance was based on the degree of achievement of the Company’s EPS goal. The bonus amount was adjusted as described above. Based on the Company’s performance, Mr. Franklin was paid a bonus, as prorated based on the number of months before his retirement that was 214 percent of his target award opportunity. Mr. Ratcliffe’s annual performance bonus for target-level performance was 75 percent of base pay until July 1, 2004 and 100 percent thereafter. Mr. Ratcliffe was paid a bonus that was 212 percent of his target award opportunity, including the portion of the year that he served as CEO of Georgia Power Company.
Stock Options
For Messrs. Franklin and Ratcliffe, the estimated annualized value of the grants made in 2004 in establishing total target compensation was approximately 40 percent of their respective total target compensation.
Performance Dividends
In establishing the total compensation target, the Committee considers the present value of the performance-based dividend equivalents associated with the current year’s stock option grant. For 2004, that target value for Messrs. Franklin and Ratcliffe was approximately $1.5 million which represented over 25 percent of total target compensation.
OTHER COMPENSATION
The Company maintains a Deferred Compensation Plan for eligible employees, including the executive officers. Participation is voluntary and permits deferral of up to 50 percent of salary and up to 100 percent of bonus awards. Except for certain prescribed hardship conditions, all amounts are deferred until termination of employment with the Company. A participant has two investment options under the Plan — a prime-rate investment option and an option that tracks the performance of Southern Company common stock, neither of which produce above-market earnings. This is an unfunded plan and all amounts deferred are payable out of the general assets of the Company. The Committee has reviewed the terms of this plan. The Committee does not consider earnings on deferred compensation in establishing total compensation targets.
The Company also maintains additional non-qualified deferred compensation plans and arrangements that provide post-retirement compensation. The text under the Pension Plan Table on page 27 discusses the supplemental pension arrangements for the executive officers. The Committee reviews the supplemental pension arrangements of the executive officers as well as other benefit programs that are generally available to all employees of the Company.
POLICY ON INCOME TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the deductibility of certain executives’ compensation that exceeds $1 million per year unless the compensation is paid under a performance-based plan as defined in the Code and that has been approved by stockholders. The Company has obtained stockholder approval of the Omnibus Incentive Compensation Plan. However, because our policy is to maximize long-term stockholder value, tax deductibility is only one factor considered in setting compensation.
SUMMARY
We believe that the policies and programs described in this report link pay and corporate performance and serve the best interests of stockholders. We frequently review the various pay plans and policies and modify them as we deem necessary to attract, retain and motivate talented executives.
Members of the Committee:

Gerald J. St. Pé, Chair
Daniel P. Amos
Thomas F. Chapman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation and Management Succession Committee is made up of non-employee directors who have never served as officers of, or been employed by, the Company. None of the Company’s executive officers serve on a board of directors of any entity that has a director or officer serving on this Committee.

Five-Year Performance Graph

This performance graph compares the cumulative total stockholder return on the Company’s common stock with the Standard & Poor’s Electric Utility Index and the Standard & Poor’s 500 Index for the past five years. The graph assumes that $100 was invested on December 31, 1999, in the Company’s common stock and each of the above indices, and that all dividends are reinvested. The distribution of shares of Mirant Corporation stock to Company stockholders effective April 2, 2001, is treated as a special dividend for purposes of calculating stockholder return. The stockholder return shown below for the five-year historical period may not be indicative of future performance.

	1999	2000	2001	2002	2003	2004

Southern Company	$100	$148.75	$196.64	$231.30	$258.26	$300.00

S & P Electric Utility Index	100	153.84	128.03	108.74	134.94	170.78

S & P 500 Index	100	90.90	80.09	62.39	80.29	89.03

Other Information

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

No reporting person failed to file, on a timely basis, the reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, except Mr. Michael D. Garrett who reported three transactions on one Form 4, late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2004, subsidiaries of the Company purchased products and services in the amount of: $1,125,506 from Equifax, Inc.; $796,748 from The Home Depot; and $282,825 from Vulcan Materials Company. Mr. Thomas F. Chapman, a director of the Company, is chairman and chief executive officer of Equifax, Inc.; Francis S. Blake, a director of the Company, is executive vice president of The Home Depot; and Donald M. James, a director of the Company, is chairman and chief executive officer of Vulcan Materials Company. These amounts are less than one-tenth of one percent of the 2004 revenues of the respective companies and are significantly below the threshold for disclosure under SEC rules, which is five percent of the gross revenues of either Southern Company or the other organization.
During 2004, Mr. Jeffrey G. Franklin, son of Allen Franklin, a former director and executive officer of the Company; Ms. Iris Franklin, daughter-in-law of Allen Franklin; Mr. David M. Huddleston, son-in-law of Michael D. Garrett, an executive officer of the Company; and Mr. James R. Beasley, son of Barnie Beasley, an executive officer of the Company, were employed by subsidiaries of the Company. Mr. Jeffrey Franklin was employed by Alabama Power Company as an Assistant to Executive Vice President. His compensation in 2004 was $171,225. Ms. Franklin was employed by Alabama Power Company as a Market Specialist and received compensation in 2004 of $83,571. Mr. Huddleston was employed by Alabama Power Company as an Engineering Supervisor and received compensation in 2004 of $117,187. Mr. James Beasley was employed by Southern Nuclear Operating Company as an Engineer and received compensation in 2004 of $66,156.

Executive Compensation

EMPLOYMENT, CHANGE IN CONTROL AND SEPARATION AGREEMENTS
The Company has Change in Control Agreements with each of its executive officers shown on the Summary Compensation Table on page 23, except Mr. Franklin who retired on July 1, 2004. If an executive officer is involuntarily terminated, other than for cause, within two years following a change in control of the Company, the Agreements provide for:

■	lump sum payment of three times annual compensation,

■	up to five years of coverage under group health and life insurance plans,

■	immediate vesting of all stock options previously granted,

■	payment of any accrued long-term and short-term bonuses and dividend equivalents, and

■	payment of any excise tax liability incurred as a result of payments made under the Agreement.
A change in control is defined under the Agreements as:

■	an acquisition of at least 20 percent of the Company’s stock,

■	a change in the majority of the members of the Company’s Board of Directors in connection with an actual or threatened change in control,

■	a merger or other business combination that results in the Company’s stockholders immediately before the merger owning less than 65 percent of the voting power after the merger, or

■	a sale of substantially all the assets of the Company.
If a change in control affects only a subsidiary of the Company, these payments would only be made to executives of the affected subsidiary who are involuntarily terminated as a result of that change in control.
The Company’s Omnibus Incentive Compensation Plan provides for pro-rata payments at not less than target-level performance if a change in control occurs and the plan is not continued or replaced with a comparable plan or plans.
On February 22, 2002, Southern Company Services, Inc., Savannah Electric and Power Company and Gulf Power Company entered into an Amended and Restated Supplemental Pension Agreement with Mr. G. Edison Holland, Jr. that provides for a monthly payment to him after his retirement equal to the difference between the amount he will receive under the Southern Company Pension Plan and Supplemental Executive Retirement Plan and the amount he would receive under those plans had he been employed by subsidiaries of the Company an additional 12 years.

Summary Compensation Table

This table shows information concerning the Company’s chief executive officers serving during 2004 and each of the other four most highly compensated executive officers of the Company serving during 2004.

					Long-Term
					Compensation

	Annual Compensation				Number of
					Securities	Long-Term
				Other	Underlying	Incentive
				Annual	Stock	Plan	All Other
Name and Principal		Salary	Bonus	Compensation	Options	Payouts	Compensation
Position	Year	($)	($)	($)(2)	(#)	($)(3)	($)(4)

H. Allen Franklin(1)	2004	525,662	1,034,918	17,010	519,115	2,319,320	125,905
Retired Chairman & CEO	2003	966,240	2,083,162	5,940	501,935	2,404,720	59,881
Southern Company	2002	929,215	1,984,320	7,080	382,242	1,672,510	61,822

David M. Ratcliffe	2004	802,372	1,723,874	6,521	355,296	838,495	39,317
Chairman, President & CEO	2003	606,558	927,416	3,537	83,780	459,813	33,309
Southern Company	2002	573,018	865,767	4,550	92,521	522,736	26,000

Thomas A. Fanning(5)	2004	506,327	770,721	561	63,215	239,155	24,977
Executive Vice President, CFO & Treasurer	2003	375,820	522,369	110,691	42,314	223,482	156,405
Southern Company	2002	—	—	—	—	—	—

Michael D. Garrett(6)	2004	498,323	764,123	161,355	53,419	231,474	122,563
President & CEO	2003	—	—	—	—	—	—
Georgia Power Company	2002	—	—	—	—	—	—

G. Edison Holland, Jr.	2004	478,642	525,042	7,629	58,072	239,852	24,563
Executive Vice President & General Counsel	2003	380,716	421,131	7,796	48,992	207,170	19,583
Southern Company	2002	364,868	416,003	69,102	54,624	219,677	90,046

Charles D. McCrary	2004	551,989	648,749	8,205	71,424	384,772	29,685
President & CEO	2003	521,649	694,948	9,111	72,054	483,081	26,180
Alabama Power Company	2002	493,604	673,140	34,993	79,751	374,984	24,101

(1)	Mr. Franklin retired as Chairman and CEO of the Company on July 1, 2004.

(2)	Tax reimbursement on certain perquisites. For Mr. Garrett, also includes the cost of perquisites and personal benefits including $60,000 for club dues.

(3)	Payout of performance dividend equivalents on stock options granted after 1996, that were held by the executive at the end of the performance periods under the Omnibus Incentive Compensation Plan for the four-year performance periods ended December 31, 2002, 2003, and 2004, respectively. Dividend equivalents can range from 25 percent of the common stock dividend paid during the last year of the performance period if total shareholder return over the four-year period, compared to a group of other large utility companies, is at the 30th percentile to 100 percent of the dividend paid if it reaches the 90th percentile. If the total shareholder return is below the 30th percentile, no dividend equivalents are paid. For eligible stock options held on December 31, 2002, 2003, and 2004 all named executives received a payout of $1.355, $1.385 and $1.22 per option, respectively.

(4)	Company contributions in 2004 to the Employee Savings Plan and Employee Stock Ownership Plan and non-pension related accruals under the Supplemental Benefit Plan.

	ESP($)	ESOP($)	SBP($)

H. Allen Franklin	8,634	740	31,916

David M. Ratcliffe	8,567	740	30,010

Thomas A. Fanning	8,309	740	15,928

Michael D. Garrett	9,225	740	15,900

G. Edison Holland, Jr.	8,333	740	15,490

Charles D. McCrary	7,454	740	21,491

For Mr. Franklin, also includes payment for unused vacation of $84,615 in connection with his retirement. For Mr. Garrett, also includes additional relocation assistance of $71,698 and additional incentive compensation of $25,000.

(5)	Mr. Fanning first became an executive officer of the Company on April 11, 2003.

(6)	Mr. Garrett first became an executive officer of the Company on April 1, 2004.

Stock Options

OPTION GRANTS IN 2004

	Number of
	Securities	Percent of Total
	Underlying	Options Granted	Exercise or		Grant Date
	Options	to Employees in	Base Price	Expiration	Present
Name	Granted(1)	Fiscal Year(2)	($/Sh)(1)	Date(1)	Value ($)(3)

H. Allen Franklin	519,115	7.2	29.50	7/01/2009	1,707,888

David M. Ratcliffe	82,265	1.1	29.50	2/13/2014	270,652

	273,031	3.8	29.32	8/02/2014	911,924

Thomas A. Fanning	63,215	0.9	29.50	2/13/2014	207,977

Michael D. Garrett	53,419	0.7	29.50	2/13/2014	175,749

G. Edison Holland, Jr.	58,072	0.8	29.50	2/13/2014	191,057

Charles D. McCrary	71,424	1.0	29.50	2/13/2014	234,985

(1)	Stock option grants were made on February 13, 2004, and for Mr. Ratcliffe, also on August 2, 2004, following his promotion to CEO. The options vest annually at a rate of one-third on the anniversary date of the grant. Grants fully vest upon termination as a result of death, total disability, or retirement and expire five years after retirement, three years after death or total disability, or their normal expiration date if earlier. Exercise price is the average of the high and low price of the Company’s common stock on the date granted. Options may be transferred to a revocable trust and, for the named executives, also may be transferred to certain family members, family trusts, and family limited partnerships.

(2)	A total of 7,231,703 stock options were granted in 2004.

(3)	Value was calculated using the Black-Scholes option valuation model. The actual value, if any, ultimately realized depends on the return market value of the Company’s common stock at a future date. Significant assumptions for the February 13, 2004 grant are shown below:

	Risk-free Rate	Dividend	Expected
Volatility	of Return	Yield	Term

19.65%	3.08%	4.75%	5 years

The assumptions for the August 2, 2004 grant to Mr. Ratcliffe were:

	Risk-free Rate	Dividend	Expected
Volatility	of Return	Yield	Term

19.00%	3.75%	4.88%	5 years

Option Exercises

AGGREGATED OPTION EXERCISES IN 2004 AND YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Number of	Value	Options at Year-End (#)		Year-End ($)(2)
	Shares Acquired	Realized
Name	on Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

H. Allen Franklin	Not exercised	0	1,901,082	0	14,550,470	0

David M. Ratcliffe	Not exercised	0	245,302	441,989	2,604,287	2,043,244

Thomas A. Fanning	28,545	364,067	93,963	102,066	996,511	498,446

Michael D. Garrett	32,237	380,336	89,016	100,717	841,868	522,694

G. Edison Holland, Jr.	11,053	125,498	87,659	108,941	778,700	564,953

Charles D. McCrary	104,832	1,532,199	169,403	145,984	1,722,172	772,572

(1)	The “Value Realized” is ordinary income, before taxes, and represents the amount equal to the excess of the fair market value of the shares at the time of exercise above the exercise price.

(2)	These columns represent the excess of the fair market value of the Company’s common stock of $33.52 per share, as of December 31, 2004, above the exercise price of the options. The amounts under the Exercisable column report the “value” of options that are vested and therefore could be exercised. The Unexercisable column reports the “value” of options that are not vested and therefore could not be exercised as of December 31, 2004.

Pension Plan Table

Years of Accredited Service

Compensation	15	20	25	30	35	40

$ 100,000	$25,500	$34,000	$42,500	$51,000	$59,500	$68,000

500,000	127,500	170,000	212,500	255,000	297,500	340,000

900,000	229,500	306,000	382,500	459,000	535,500	612,000

1,100,000	280,500	374,000	467,500	561,000	654,500	748,000

1,300,000	331,500	442,000	552,500	663,000	773,500	884,000

1,500,000	382,500	510,000	637,500	765,000	892,500	1,020,000

1,700,000	433,500	578,000	722,500	867,000	1,011,500	1,156,000

1,800,000	459,000	612,000	765,000	918,000	1,071,000	1,224,000

2,000,000	510,000	680,000	850,000	1,020,000	1,190,000	1,360,000

2,200,000	561,000	748,000	935,000	1,122,000	1,309,000	1,496,000

2,500,000	637,500	850,000	1,062,500	1,275,000	1,487,500	1,700,000

2,800,000	714,000	952,000	1,190,000	1,428,000	1,666,000	1,904,000

3,000,000	765,000	1,020,000	1,275,000	1,530,000	1,785,000	2,040,000

3,200,000	816,000	1,088,000	1,360,000	1,632,000	1,904,000	2,176,000

This table shows the estimated annual pension benefits payable at normal retirement age under Southern’s qualified Pension Plan, as well as non-qualified supplemental benefits, based on the stated compensation and years of service with the Company’s subsidiaries. Compensation for pension purposes is limited to the average of the highest three compensation amounts of the final 10 years of employment. Compensation is base salary plus the excess of annual incentive compensation over 15 percent of base salary. These compensation components are reported under the columns titled “Salary” and “Bonus” in the Summary Compensation Table on page 23.
Except for Mr. Franklin whose years of accredited service are shown as of his retirement date, as of December 31, 2004, the applicable compensation levels and years of accredited service for determination of pension benefits would have been:

		Accredited
	Compensation	Service

H. A. Franklin	2,774,275	33

D. M. Ratcliffe	1,773,066	33

T. A. Fanning	859,668	23

M. D. Garrett	874,831	36

G. E. Holland	804,964	24

C. D. McCrary	1,121,632	30

The amounts shown in the table were calculated according to the final average pay formula and are based on a single life annuity without reduction for joint and survivor annuities or computation of Social Security offset that would apply in most cases.
For Mr. Holland, the number of years of accredited service includes an additional 12 years under a supplemental pension agreement.

APPENDIX A
AUDIT COMMITTEE CHARTER
This Charter identifies the composition, purpose, authority, meeting requirements and responsibilities of the Southern Company (the Company) Audit Committee (the Committee) as approved by the Southern Company Board of Directors (the Board).
    I. Composition

The Committee will be comprised of at least three independent members of the Board, each of whom will be financially literate. A deliberate effort will be made to include at least one Director who is a financial expert. The selection of Committee members will be in accordance with requirements for independence and financial literacy and expertise, as interpreted by the Board in its best business judgment, giving full consideration to the rules of the Securities and Exchange Commission (SEC) and the New York Stock Exchange.
    II. Purpose

To assist the Board of Directors in fulfilling its oversight responsibilities for the following:

A.	Integrity of the financial reporting process;

B.	The system of internal control;

C.	The independence and performance of the internal and independent audit process; and

D.	The Company’s process for monitoring adherence with the spirit and intent of its Code of Ethics and compliance with laws and regulations.
   III. Authority

The Audit Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

A.	Appoint, compensate, and oversee the work of the independent auditors.

B.	Resolve any disagreements between management and the independent auditors regarding financial reporting.

C.	Pre-approve all auditing and non-audit services provided by the independent auditors.

D.	Retain independent counsel, accountants, or others to advise the Committee or assist in the conduct of an investigation.

E.	Seek any information it requires from employees — all of whom are directed to cooperate with the Committee’s requests — or external parties.

F.	Meet with Company officers, independent auditors, internal auditors, inside counsel or outside counsel, as necessary.

In the execution of its duties, the Committee will report to the Board of Directors.
    IV. Meeting Requirements

The Committee shall meet a minimum of four times each year, or more often if warranted, to receive reports and to discuss the quarterly and annual financial statements, including disclosures and other related information. The Committee shall meet separately, at least annually, with Company management, the Director of Internal Auditing, the Compliance Officer, and the independent auditors to discuss matters that the Committee or any of these persons believe should be discussed privately. Meetings of the Committee may utilize conference call, Internet or other similar electronic communication technology.

i

V. Responsibilities

A.	Financial Reporting and Independent Audit Process —

The oversight responsibility of the Committee in the area of financial reporting is to provide reasonable assurance that the Company’s financial disclosures and accounting practices accurately portray the financial condition, results of operations, cash flows, plans and long-term commitments of the Company on a consolidated basis, as well as on a separate company basis for each consolidated subsidiary that has publicly traded securities. To accomplish this, the Committee will:

1.	Provide oversight of the independent audit process, including direct responsibility for:

a.	Annual appointment of the independent auditors.

b.	Compensation of the independent auditors.

c.	Review and confirmation of the independence of the external auditors by obtaining statements from the auditors on relationships between the auditors and the Company, including non-audit services, and discussing the relationships with the auditors. Ensure that non-audit services provided by the independent auditors comply with and are disclosed to investors in periodic reports required by the Securities Exchange Act of 1934 and the Sarbanes-Oxley Act of 2002.

d.	Review of the independent auditors’ quarterly and annual work plans, and results of audit engagements.

e.	Review of the experience and qualifications of the senior members of the independent audit team annually and ensure that all partner rotation requirements are executed.

f.	Evaluation of the independent auditors’ performance.

g.	Oversight of the coordination of the independent auditors’ activities with the Internal Auditing and Accounting functions.

2.	Review and discuss with management the quarterly and annual consolidated earnings announcements and earnings guidance provided to analysts and rating agencies.

3.	Review and discuss with management and the independent auditors the quarterly and annual financial statements (including disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations) and recommend the reports for filing with the SEC. The financial statements include the Southern Company consolidated financial statements as well as the separate financial statements for all consolidated subsidiaries with publicly traded securities.

a.	The review and discussion will be based on timely reports from the independent auditors, including:

i.	All critical accounting policies and practices to be used.

ii.	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management; ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

iii.	Other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

b.	In addition, the following items will also be reviewed and discussed:

i.	Significant judgments and estimates made by management.

ii.	Significant reporting or operational issues identified during the reporting period, including how they were resolved.

iii.	Issues on which management sought second accounting opinions.

iv.	Significant regulatory changes and accounting and reporting developments proposed by Financial Accounting Standards Board, SEC or other regulatory agency.

v.	Any audit problems or difficulties and management’s response.

4.	Review the letter of management representations given to the independent auditors in connection with the audit of the annual financial statements.
B. Internal Control —

The responsibility of the Committee in the area of internal control, in addition to the actions described in Section (V).(A.)., is to:

1.	Provide oversight of the internal audit function including:

a.	Review of audit plans, budgets and staffing levels.

b.	Review of audit results.

c.	Review of management’s appointment, appraisal of, and/or removal of the Company’s Director of Internal Auditing. At least every two years, regardless of the performance of the incumbent, the President and Chief Executive Officer will review with the Committee the merits of reassigning the Director of Internal Auditing.

2.	Assess management’s response to any reported weaknesses or compliance deficiencies.

3.	Provide oversight of the Company’s Legal and Regulatory Compliance and Ethics Programs, including:

a.	Creation and maintenance of procedures for:

i.	Receipt, retention and treatment of complaints received by management regarding accounting, internal accounting controls or audit matters.

ii.	Confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

b.	Review of plans and activities of the Company’s Corporate Compliance Officer.

c.	Review of results of auditing or other monitoring programs designed to prevent or detect violations of laws or regulations.

d.	Review of corporate policies relating to compliance with laws and regulations, ethics, conflict of interest and the investigation of misconduct or fraud.

e.	Review of reported cases of employee fraud, conflict of interest, unethical or illegal conduct.

4.	Review the quality assurance practices of the internal auditing function and the independent auditors.

5.	Review and discuss significant risks facing the Company and the guidelines and policies to govern the process by which risk assessment and risk management is undertaken.

C.	Conduct an annual self-assessment of the Committee’s performance.

D.	Other

1.	Set clear employment policies for Southern Company’s hiring of employees or former employees of the independent auditors.

2.	Report Committee activities and findings to the Board on a regular basis.

3.	Report Committee activities in the Company’s annual proxy statement to shareholders.

4.	Review this charter at least annually and recommend appropriate changes.

LAST AMENDED ON FEBRUARY 17, 2003

BY THE SOUTHERN COMPANY

BOARD OF DIRECTORS

APPENDIX B
POLICY ON ENGAGEMENT OF THE INDEPENDENT AUDITOR
FOR AUDIT AND NON-AUDIT SERVICES

A.	Southern Company (including its subsidiaries) will not engage the independent auditor to perform any services that are prohibited by the Sarbanes-Oxley Act of 2002. It shall further be the policy of the Company not to retain the independent auditor for non-audit services unless there is a compelling reason to do so and such retention is otherwise pre-approved consistent with this policy. Non-audit services that are prohibited include:

1.	Bookkeeping and other services related to the preparation of accounting records or financial statements of the Company or its subsidiaries.

2.	Financial information systems design and implementation.

3.	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports.

4.	Actuarial services.

5.	Internal audit outsourcing services.

6.	Management functions or human resources.

7.	Broker or dealer, investment adviser, or investment banking services.

8.	Legal services or expert services unrelated to financial statement audits.

9.	Any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

B.	Effective January 1, 2003, officers of the Company (including its subsidiaries) may not engage the independent auditor to perform any personal services, such as personal financial planning or personal income tax services.

C.	All audit services (including providing comfort letters and consents in connection with securities issuances) and permissible non-audit services provided by the independent auditor must be pre-approved by the Southern Company Audit Committee.

D.	Under this Policy, the Audit Committee’s approval of the independent auditor’s annual arrangements letter shall constitute pre-approval for all services covered in the letter.

E.	By adopting this Policy, the Audit Committee hereby pre-approves the engagement of the independent auditor to provide services related to the issuance of comfort letters and consents required for securities sales by the Company and its subsidiaries and services related to consultation on routine accounting and tax matters. The actual amounts expended for such services each calendar quarter shall be reported to the Committee at a subsequent Committee meeting.

F.	The Audit Committee also delegates to its Chairman the authority to grant pre-approvals for the engagement of the independent auditor to provide any permissible service up to a limit of $50,000 per engagement. Any engagements pre-approved by the Chairman shall be presented to the full Committee at its next scheduled regular meeting.

G.	The Southern Company Comptroller shall establish processes and procedures to carry out this Policy.
Approved by the Southern Company Audit Committee
December 9, 2002

Recycled Paper

Admission Ticket (Not Transferable)

2005 Annual Meeting of Stockholders
10 a.m. ET, May 25, 2005

JW Marriott Hotel Buckhead Atlanta
3300 Lenox Road
Atlanta, GA 30326

Please present this Admission Ticket in order to gain admittance to the meeting. Ticket admits only the stockholder(s) listed on reverse side and is not transferable.

Directions to Meeting Site: The JW Marriott Hotel Buckhead Atlanta is adjacent to Lenox Square Shopping Mall. From GA 400, accessible from I-85 and I-285, take Exit 2 (Lenox Road) and turn east onto Lenox Road. After crossing over Peachtree Road, turn right at the second traffic light and follow signs to hotel and free parking. If using MARTA, take the Northeast Line – Doraville Train and exit the train at the Lenox Station, NE7. Follow signs to the hotel which is one block away.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of The Southern Company will be held on Wednesday, May 25, 2005, at 10:00 a.m., ET, at the JW Marriott Hotel Buckhead Atlanta, Atlanta, Georgia. Stockholders owning shares at the close of business on March 28, 2005, are entitled to attend and vote at the meeting. Stockholders will elect ten members of the Board of Directors; vote upon ratification of the independent auditors; vote upon stockholder proposal on political contributions report; and transact other business properly coming before the meeting or any adjournments thereof.

FORM OF PROXY AND TRUSTEE VOTING INSTRUCTION FORM	FORM OF PROXY AND TRUSTEE VOTING INSTRUCTION FORM

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS AND ESP/ESOP TRUSTEES

If a stockholder of record, the undersigned hereby appoints D. M. Ratcliffe, T. A. Fanning and T. Chisholm, or any of them, Proxies with full power of substitution in each, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Southern Company, to be held at the JW Marriott Hotel Buckhead Atlanta, Atlanta, Georgia, on May 25, 2005, at 10:00 a.m., ET, and any adjournments thereof, on all matters properly coming before the meeting, including, without limitation, the items listed on the reverse side of this form.

If a beneficial owner holding shares through the Employee Savings Plan (“ESP”) and/or the Employee Stock Ownership Plan (“ESOP”), the undersigned directs the Trustees of these Plans to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders, and any adjournments thereof, on all matters properly coming before the meeting, including, without limitation, the items listed on the reverse side of this form.

This Form of Proxy/Trustee Voting Instruction Form is solicited jointly by the Board of Directors of The Southern Company and the Trustees of the Employee Savings Plan and Employee Stock Ownership Plan pursuant to a separate Notice of Annual Meeting and Proxy Statement. If not voted electronically, this form should be mailed in the enclosed envelope to the Company’s proxy tabulator at 51 Mercedes Way, Edgewood, NY 11717. The deadline for receipt of Trustee Voting Instruction Forms for ESP and ESOP shares is 5:00 p.m. on Monday, May 23, 2005. The deadline for receipt of shares of record voted through the Form of Proxy is 9:00 a.m. on Wednesday, May 25, 2005. The deadline for receipt of instructions provided electronically is 11:59 p.m. on Tuesday, May 24, 2005.

The proxy tabulator will report separately to the Proxies named above and to the Trustees as to proxies received and voting instructions provided, respectively.

THIS FORM OF PROXY/TRUSTEE VOTING INSTRUCTION FORM WILL BE VOTED AS
SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS INDICATED, THE SHARES WILL BE VOTED
AS THE BOARD OF DIRECTORS RECOMMENDS.

Continued and to be voted and signed on reverse side.

C/O PROXY SERVICES
P. O. BOX 9112
FARMINGDALE, NY 11735

Please consider furnishing your voting instructions electronically by Internet or phone. Processing paper forms is more than twice as expensive as electronic instructions.

If you vote by Internet or phone, please do not mail this form.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions until 11:59 p.m. ET the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Southern Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. ET the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date this form and return it in the postage-paid envelope we have provided or return it to Southern Company, c/o ADP, 51 Mercedes Way, Edgewood, NY, 11717.

THANK YOU

VIEW ANNUAL REPORT AND PROXY STATEMENT ON THE INTERNET - www.southerncompany.com

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

STHCO1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS FORM OF PROXY/TRUSTEE VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED.

THE SOUTHERN COMPANY
The Board of Directors recommends a vote FOR
Items 1 and 2 and AGAINST Item 3.

1. ELECTION OF DIRECTORS:

01) D. P. Amos	02) D. J. Bern	03) F. S. Blake
04) T. F. Chapman	05) B. S. Gordon	06) D. M. James
07) Z. T. Pate	08) J. N. Purcell	09) D. M. Ratcliffe
10) G. J. St. Pé

For All ( )	Withhold All ( )	For All Except ( )	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

	For	Against	Abstain

2. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS FOR 2005	( )	( )	( )

3. STOCKHOLDER PROPOSAL ON POLITICAL CONTRIBUTIONS REPORT	( )	( )	( )

UNLESS OTHERWISE SPECIFIED ABOVE, THE SHARES WILL BE VOTED “FOR” ITEMS 1 AND 2 AND “AGAINST” ITEM 3.

NOTE: The last instruction received, either paper or electronic, prior to the deadline will be the instruction included in the final tabulation.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date